ARTICLES OF AMENDMENT

                        PILGRIM INTERNATIONAL FUND, INC.


         Pilgrim  International Fund, Inc., a Maryland corporation  (hereinafter
called  the  "Corporation"),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation of Maryland that:

         FIRST: The Corporation is authorized to issue one billion (1,000,000,000) shares of Common Stock, one tenth of one cent ($0.001) par value per share, with an aggregate par value of one million dollars ($1,000,000), which have been previously classified as follows: five hundred million (500,000,000) shares are designated "Pilgrim International Fund Series" and five hundred million (500,000,000) shares are unclassified. All of the shares of Common Stock of each series are designated as one class of shares. These Articles of Amendment do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

         SECOND: The Board of Directors hereby redesignates one hundred million (100,000,000) shares (including all issued shares) of "Pilgrim International Fund Series" Common Stock as "Pilgrim International Fund Series" Class A Common Stock.

         THIRD: The Board of Directors hereby redesignates two hundred million (200,000,000) shares of the authorized but unissued shares of "Pilgrim International Fund Series" Common Stock as one hundred million (100,000,000) authorized but unissued shares of Pilgrim International Fund Series Class B Common Stock, fifty million (50,000,000) authorized but unissued shares of Pilgrim International Fund Series Class C Common Stock, and fifty million (50,000,000) authorized but unissued shares of Class A Common Stock.

         FOURTH: The shares of Pilgrim International Fund Series Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Q Common Stock of the Corporation classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in Article FIFTH of the charter of the Corporation and those set forth as follows:

              (a) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement of the Corporation, current as of the time such shares are issued, shares of Class B Common Stock of the Corporation may be automatically converted into shares of another class of capital stock of the Corporation based on the relative net asset value of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in such current registration statement relating to the Corporation as aforesaid.

         FIFTH: The Board of Directors of the Corporation has classified and designated the shares described above pursuant to authority contained in the Corporation's charter.

         SIXTH: The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors of the Corporation; the charter amendments are limited to changes expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders.

         The undersigned Senior Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

         IN WITNESS WHEREOF, Pilgrim International Fund, Inc. has caused these Articles of Amendment to be signed and filed in its name and on its behalf by its Senior Vice President, and witnessed by its Secretary on July 26th, 2000.


                                           PILGRIM INTERNATIONAL FUND, INC.


                                           By: /s/ Michael J. Roland
                                               ---------------------------------
                                               By: Michael J. Roland
                                                   Senior Vice President


ATTEST:

/s/ James M. Hennessy
----------------------------
By: James M. Hennessy
    Secretary